Exhibit 99.1

for immediate release:

SERVICE CORPORATION INTERNATIONAL

Announces it will appoint a New Chairman of the Board, Chairman Emeritus, and Lead Director

Houston, Texas, November 10, 2015 . . . Service Corporation International (NYSE: SCI) announced today that Mr. Robert L. “Bob” Waltrip will be stepping aside as Executive Chairman of the Board of Directors after 53 years of devoted service to the Company. He will remain on the Board and will continue with the Company in the position of Founder and Chairman Emeritus. Mr. Tom Ryan will be appointed Chairman of the Board and CEO, and Mr. Tony Coelho will be appointed to the new position of Lead Director. These appointments are effective January 1, 2016.

Tom Ryan, CEO, stated, “Bob has dedicated his life to building SCI not only into the industry leader but also a Company whose culture is built around Respect, Integrity, Service Excellence and Enduring Relationships. On behalf of the Board and our 24,000 employees, I wish to express our sincere thanks for his phenomenal entrepreneurial spirit, passion, and enthusiasm. SCI would not be what it is today without his vision and leadership.”

Bob Waltrip said, “I am very proud of our Company and what we have been able to accomplish over the last 53 years. As I step away from the role of Executive Chairman, I am glad that Tom Ryan who succeeded me as CEO will now also succeed me as Chairman. I am proud of how the Company has grown and matured over the years, and I am particularly proud of the way Tom has led the Company as our CEO for over ten years. I am confident that SCI will continue to be in good hands.”

Mr. Ryan, CEO, also stated, “We have a strong and very capable Board and Tony Coelho is the right person to assume the role of Lead Director. Mr. Coelho has all the necessary skills, expertise and experience, as well as independence and sound, mature judgement to qualify him for this role. He is very well respected by his fellow Directors and will take on greater Board responsibility.”

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. There can be no assurance that future dividends will be declared. The actual declaration of future dividends, and the establishment of record and payment dates, is subject to final determination by our Board of Directors each quarter after its review of our financial performance. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, restrictions on the payment of dividends under existing or future credit agreements or other financing arrangements; changes in tax laws relating to corporate dividends; a determination by the Board of Directors that the declaration of a dividend is not in the best interests of the Company and its shareholders; an increase in our cash needs or a decrease in available cash; or a deterioration in our financial condition or results. For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2014 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at http://www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At September 30, 2015, we owned and operated 1,540 funeral homes and 469 cemeteries (of which 262 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors::	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Marianne Gooch - Managing Director / Corporate Communications	(713) 525-9167